Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2004, in Amendment No. 1 to the Registration Statement (Form S-1) No. 333-113521 and related Prospectus of CoTherix, Inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

April 15, 2004